CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Protected Fund-Linked Securities due 2012	$9,900,000	$303.93

PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 414 to
Amendment No. 1 to PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated July 24, 2007	Dated November 23, 2007
Rule 424(b)(2)
$9,900,000
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Protected Fund-Linked Securities due November 30, 2012
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Protected Fund-Linked Securities

The Protected Fund-Linked Securities due November 30, 2012 Based on the Performance of the 2007-3 Fund Dynamic Reference Index, which we refer to as the “securities,” will pay at maturity the principal amount of $10 per security plus a supplemental redemption amount, if any, based on the performance of the 2007-3 Fund Dynamic Reference Index, which we refer to as the reference index, as determined at maturity.  In no event, however, will the payment at maturity be less than the principal amount of $10.  Unlike ordinary debt securities, the securities do not pay interest.  Instead, your payment at maturity is linked to the performance of a dynamic reference index which changes its asset allocation depending on the performance of its component assets over the term of the securities.  The reference index tracks the performance of hypothetical investments in two assets and a liability, which we refer to collectively as the index components.  The two assets are (i) a hypothetical currency-based investment in the Class D shares of the Morgan Stanley FX Alpha Plus Strategy Portfolio, which we refer to as the equity component, and (ii) a hypothetical debt investment in zero-coupon bonds, which we refer to as the zero-coupon bond component.

The Morgan Stanley FX Alpha Plus Strategy Portfolio, which we refer to as the Fund, generally invests in currency spot, forward and non-deliverable forward transactions.  We refer to the hypothetical currency-based investment in the Class D shares of the Fund as the equity component because the performance of that component of the reference index drives whether or not the securities will pay any supplemental redemption amount at maturity (as described below).  The liability, which we refer to as the leverage component, represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the amount of the equity component in the reference index.  Initially, the reference index is allocated 90% to the equity component, 10% to the zero-coupon bond component and 0% to the leverage component.  The allocations will change based on the performance of the index components throughout the term of the securities as described in this pricing supplement.  The level of the reference index and therefore your return on the securities will reflect the deduction of certain adjustments and costs over the term of the securities.
•	The principal amount and issue price of each security is $10.
•	The securities will not pay interest
•
At maturity, you will receive the principal amount of $10 per security plus a supplemental redemption amount, if any, based on the percentage increase, if any, of the value of the reference index above 100, which we refer to as the threshold value.  In no event, however, will the payment at maturity be less than the principal amount of $10.

º
The appreciation, if any, of the reference index above the threshold level is dependent upon the equity component within the reference index.  The allocation of hypothetical funds to the equity component may increase to as high as 150% of the reference index, but may also, in certain circumstances, be irreversibly reduced to zero.

º
To the extent that the reference index is allocated to the equity component, any distributions made on the hypothetical investment in the Class D shares of the Fund then represented by the equity component will be hypothetically reinvested in the equity component, as described herein.  Distributions on the Class D shares of the Fund are expected to be made semi-annually in June and December.

•	The securities may not be redeemed, in whole or in part, prior to maturity.
•	The securities will not be listed on any securities exchange.
•	The CUSIP number for the securities is 617475124.
You should read the more detailed description of the securities in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Securities.”
The securities involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-11.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

PRICE $10 PER SECURITY

	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per security	$10	$0.30	$9.70
Total	$9,900,000	$297,000	$9,603,000
(1)
The securities will be issued at $10 per security and the agent’s commissions will be $0.30 per security; provided that the price to public and the agent's commissions for the purchase by any single investor of between $1,000,000 and $2,999,999 principal amount of securities will be $9.95 per security and $0.25 per security, respectively; for the purchase by any single investor of between $3,000,000 and $4,999,999 principal amount of securities will be $9.925 per security and $0.225 per security, respectively; and for the purchase by any single investor of $5,000,000 or more principal amount of securities will be $9.90 per security and $0.20 per security, respectively.

(2)
If you continue to hold your securities, we will pay the brokerage firm through which you hold your securities additional commissions on an annual basis at an annual rate of 0.25% per security for each day that hypothetical funds are allocated to the equity component.  For additional information, see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY
November 23, 2007

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of Securities—Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the securities to the public in Hong Kong as the securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kongother than (i) with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the securities nor make the securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to persons in Singapore other than:

(a)      an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)      an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)      a person who acquires the securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)      otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities offered are medium-term notes of Morgan Stanley.  The return on the securities is linked to the performance of a dynamic reference index which tracks hypothetical investments in two assetsand a liability, which we collectively refer to as the index components.  These securities combine features of debt and equity by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the reference index calculated by reference to the Class D shares of the Morgan Stanley FX Alpha Plus Strategy Portfolio, which we refer to as the Fund, represented by the equity component.

We have included in this pricing supplement certain limited information about the Class D shares of the Fund, and we have attached to this pricing supplement a prospectus that more fully describes the Class D shares of the Fund, which we refer to as the Fund prospectus.  Information relating to the Class D shares of the Fund set forth herein was derived solely from information contained in the Fund prospectus, which was prepared by and is the responsibility of the Fund.  The Fund prospectus does not constitute a part of this pricing supplement and is not incorporated by reference herein.

Each security costs $10
We, Morgan Stanley, are offering you Protected Fund-Linked Securities due November 30, 2012, Based on the Performance of the 2007-3 Fund Dynamic Reference Index, which we refer to as the securities.  The principal amount and issue price of each security is $10.

The original issue price of the securities includes the agent’s commissions paid with respect to the securities.  We expect that the secondary market prices of the securities will be adversely affected by the fact that the issue price of the securities includes the agent’s commissions.  See “Risk Factors—The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices” and “Description of Securities—Use of Proceeds and Hedging.”

The reference index
The reference index is a dynamic composite index that will track the performance of hypothetical investments in two assets, the equity component and the zero-coupon bond component, and in one liability, the leverage component, which we collectively refer to as the index components.  The equity component is a hypothetical investment in the Class D shares of the Fund.  Although the Fund generally invests in the global currency markets, we refer to the hypothetical investment in the Class D shares of the Fund as the equity component because the performance of that component of the reference index drives whether or not the securities will pay any supplemental redemption amount at maturity.  The zero-coupon bond component is a hypothetical debt investment in zero-coupon bonds.  The liability, which we refer to as the leverage component, represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the allocation to the equity component in the reference index.

Initially, the reference index is allocated 90% to the equity component, 10% to the zero-coupon bond component and 0% to the leverage component.  These allocations will be adjusted over the term of the securities depending on the performance of the asset components as described in this pricing supplement.  For an explanation of how the calculation agent determines the targeted equity exposure and makes allocation adjustments, see “Allocations among the index components” below.

No payments of interest	Unlike ordinary debt securities, the securities will not pay interest.

Payment at maturity
At maturity, if the reference index final value is greater than the threshold value, you will receive the principal amount of $10 plus a supplemental redemption amount based on the performance of the reference index.

The threshold value of the reference index will be 100.  However, because the initial value of the reference index was set at 97 on the day we priced the securities for initial sale to the public, which we refer to as the pricing date, we will pay you a supplemental redemption amount only if the reference index final value is at least 3.1% greater than the initial value of the reference index.  The reference index final value will be determined by the calculation agent and will equal the level of the reference index on November 23, 2012, which we refer to as the determination date.

100% Principal Protection

At maturity, we will pay you at least $10 plus the supplemental redemption amount, if any.

The Supplemental Redemption Amount Linked to the Reference Index

The supplemental redemption amount will be equal to (i) $10 times (ii) the percentage, if any, by which the reference index final value exceeds the threshold value.  If the reference index final value is greater than the threshold value, the supplemental redemption amount will be calculated as follows:

where,

threshold value	=	100

reference index final value	=	the reference index closing value, as described below under “—The value of the reference index,” on the determination date, as calculated by the calculation agent

If the reference index final value is less than or equal to the threshold value, the supplemental redemption amount will be zero.  In that case, you will receive at maturity only the principal amount of $10 for each security that you hold and will not receive any supplemental redemption amount.  You should review the examples of hypothetical payments on the securities in “Annex A—Hypothetical Payments at Maturity on the Securities” and see also “Risk Factors—Reference index allocation procedures may adversely impact the supplemental redemption amount.”

You can review hypothetical simulated values of the reference index based on simulated historical data, as well as the historical closing net asset values of the Class D shares of the Fund since the Fund’s inception on August 15, 2007, in the section of this pricing supplement called “Description of Securities—Additional Terms of the Securities—Hypothetical Simulated Data on the Reference Index” and “—Historical Information on the Fund.”

Investing in the securities is not equivalent to investing in the index components or the Class D shares of the Fund.

The value of the reference index
The initial value of the reference index is 97, which is initially allocated 90% to the equity component, 10% to the zero-coupon bond component and 0% to the leverage component.  During the term of the securities, the value of the reference index on any day will equal the sum of (i) the value of the equity component times the number of units of equity component then included in the allocation to the equity component, plus (ii) the value of the zero-coupon bond component times the number of units of zero-coupon bond component then included in the allocation to the zero-coupon bond component, minus (iii) the value of the leverage component, if any, and, minus (iv) one day’s pro rata portion of the reference index adjustment factor of 1.75% per annum, if the reference index then includes any allocation to the equity component.  See “Description of Securities—Reference Index.”  For a further explanation of the “units” included in the index component allocations, see “Description of Securities—Determination of the Reference Index Closing Value.”

The index components
Equity component.  The equity component reflects the value over time of an initial hypothetical $100 investment in the Class D shares of the Fund, taking into account the hypothetical reinvestment of any distributions made by the Fund during the term of the securities.  We refer to this hypothetical $100 investment as one “unit” of the equity component when we calculate the reference index closing value.  Under certain circumstances relating to the liquidity of the Class D shares of the Fund, the hypothetical investment in the Class D shares of the Fund will be replaced in the equity component by a hypothetical investment in shares of an alternative asset, as described in “Risk Factors—Class D shares of the Morgan Stanley FX Alpha Plus Strategy Portfolio may be replaced in the equity component by the alternative asset under certain circumstances” and “Description of Securities—Substitution Event.”

During the term of the securities, the value of the equity component will change based primarily on the performance of the Class D shares of the Fund.

Zero-coupon bond component.  During the term of the securities, the value of the zero-coupon bond component on any day will reflect the value of a hypothetical $100 face value zero-coupon bond maturing on the scheduled determination date of the securities with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  We refer to the hypothetical $100 face value investment as one “unit” of the zero-coupon bond component when we calculate the reference index closing value.  “USD swap rates” at any time on any day means the per annum fixed rate that would be payable at that time in order to receive 3 month LIBOR (reset quarterly) for a specified term, as provided by Bloomberg Financial Markets or, if Bloomberg is not available, by another recognized source selected by the calculation agent on that date.  See “Description of Securities—The Reference Index.”

Leverage component.  Unlike the equity component and zero-coupon bond component, each of which represents hypothetical assets in the reference index, the leverage component represents a hypothetical liability in the reference index.  The leverage component will track the value of each $1 of hypothetical borrowings used to increase the percentage of the reference index deemed to be allocated to the equity component above 100%, which occurs only when the percentage of the reference index deemed to be allocated to the zero-coupon bond component is, or has been reduced to, zero.  Whenever the exposure to the equity component is increased through the use of the leverage component, the amount of the leverage component will be increased daily by an amount equal to a daily leverage charge, which is equivalent to a daily interest charge on the leverage component, as increased by any previous daily leverage charge amounts, at the federal funds rate plus a spread of 0.95% per annum.  The daily leverage charge and the resulting increase in the leverage component will reduce the overall level of the reference index, which may adversely affect your payment at maturity.  See “Description of Securities —The Reference Index.”

Allocations among the index components
The allocations of hypothetical funds to the index components will be adjusted throughout the term of the securities upon each occurrence of a reallocation determination event, an underlying security reallocation event or a defeasance event based on specified reference index reallocation procedures.  Each of these events is described in the following paragraphs of this summary and, in more detail in “Description of Securities—The Reference Index—Reallocations of the Index Components.”  The reference index reallocation procedures are designed to maximize the reference index’s exposure to the equity component to the extent that such equity component exposure is consistent with the objective of achieving a value of the reference index of at least 100 on the scheduled determination date.

The reference index reallocation procedures provide that a “reallocation determination event” will have occurred if the calculation agent determines that the difference between the closing value of the reference index and the “bond floor” as a percentage of the value of the allocation to the equity component, which we refer to as the “gap ratio,” is outside a range of 15% to 25%, which we refer to as the “target gap risk range.”

The “bond floor” is equal to the value of a hypothetical $100 face value zero coupon bond maturing on the scheduled determination date, with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates, as defined above.  The bond floor is compared to the reference index value in order to determine whether more or less hypothetical funds may be invested in the equity component in a manner that is consistent with the goal of assuring that the value of the reference index will be at or above 100 at maturity.

If the “gap ratio” is below the target gap risk range, indicating that the exposure to the equity component is outside the preferred risk tolerance of the reference index, the index reallocation procedures require a reduction of the allocation to the equity component down to the targeted equity exposure (as defined below).  If the “gap ratio” is above the target gap risk range, indicating a suboptimal exposure to the equity component, the index reallocation procedures require an increase of the allocation to the equity component up to the targeted equity exposure.

The targeted equity exposure at any time is based on a multiple of 5 times a “buffer.” The buffer represents the percentage by which the reference index exceeds the bond floor on any day:

targeted equity exposure = 5 x buffer,

provided that the targeted equity exposure will not exceed 150% of the reference index where,

Pursuant to the reference index reallocation procedures, the allocation of hypothetical funds to the zero-coupon bond component may increase over the term of the securities, generally under circumstances when the value of the equity component decreases or interest rates fall.  A fall in interest rates will cause the bond floor to rise, in which case, assuming no change in the value of the equity component, it would be more likely that hypothetical funds would be allocated out of the equity component and into the zero-coupon bond component.  See “Description of Securities—The Reference Index—Reallocations of the Index Components” and “Annex B—Hypothetical Allocations.”

On each index business day, the calculation agent will test whether a reallocation determination event has occurred based on the values of the index components at the close of business on the preceding index business day.  Generally, any required hypothetical reallocation of funds will be effected by the calculation agent on the day of such determination, based on the values of the index components at the close of business on such determination day.

Notwithstanding any preceding reallocation determination event or any pending reallocation, if, at any time during any index business day, the estimated net asset value of the Class D shares of the Fund, as determined by the calculation agent, has declined from its closing net asset value on the previous index business day by 10% or more, which we refer to as an underlying security reallocation event, a reallocation will be effected by the calculation agent at the close of such index business day.

If a market disruption event or a trading restriction occurs on any index business day, the calculation agent will disregard that index business day for purposes of testing whether a reallocation determination event or an underlying security reallocation event has occurred.

In addition, if in testing whether a reallocation determination event has occurred or following an underlying security reallocation event, the calculation agent determines that the buffer has fallen to below 1%, which we refer to as a defeasance event, all of the hypothetical funds will be allocated to the zero-coupon bond component for the remaining term of the securities.  If hypothetical funds are completely allocated out of the equity component and into the zero-coupon bond component, your payment at maturity per security will be limited to the $10 principal amount plus a small supplemental amount, if any.

Morgan Stanley FX Alpha Plus Strategy Portfolio
The Morgan Stanley FX Alpha Plus Strategy Portfolio, which is managed by affiliates of ours, generally invests in currency spot, forward and non-deliverable forward transactions involving currencies selected based on a proprietary quantitative currency selection process.  The Fund also invests in money market instruments to generate income and to serve as collateral for the Fund’s investments in currency transactions.  The investment adviser to the Fund is Morgan Stanley Investment Advisors Inc. (the “Investment Adviser”) and the sub-adviser to the Fund is Morgan Stanley Investment Management Limited (the “Sub-Adviser”), each of which is an affiliate of ours.  Subject to the supervision of the Board of Trustees of the Fund, the Investment Adviser, together with the Sub-Adviser, is responsible for managing the day-to-day operations and investment decisions of the Fund.  The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares.  The actions and judgments of the Fund and of the Investment Adviser and the Sub-Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Class D shares of the Fund and, accordingly, the value of the securities.

The Fund prospectus is attached to this pricing supplement.  We have derived all information contained in this pricing supplement regarding the Fund from the Fund prospectus.  Such information reflects the policies of, and is subject to change by the Fund.  The Fund, the Investment Adviser and the Sub-Adviser will have no obligation in connection with the issuance and the performance of the securities.  The Fund prospectus is not a part of this pricing supplement and is not incorporated by reference into this pricing supplement.

As a prospective purchaser of a security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

The securities have not been passed on by the Fund, the Investment Adviser or the Sub-Adviser as to their legality or suitability.  The securities are not issued, endorsed, sold or promoted by the Fund, the Investment Adviser or the Sub-Adviser.  The Fund, the Investment Adviser and the Sub-Adviser make no warranties and bear no liability with respect to the securities.

Costs associated with your investment in the securities	The level of the reference index and therefore your return on the securities will reflect the deduction of the following costs over the term of the securities:

An implicit sales charge is paid to us upon the purchase of the securities because the initial value of the reference index will be set to 97, while the threshold value is equal to 100.  For you to receive a supplemental redemption amount on the maturity date, the reference index final value must exceed 100 on the determination date.  Therefore, the level of the reference index must increase by at least 3.1% for you to receive an amount in excess of the $10 principal amount of the securities.

If any hypothetical funds are allocated to the equity component, a “reference index adjustment factor” will reduce the level of the reference index as a whole by 1.75% per year, applied daily on the basis of a 365-day year to the benefit of the calculation agent from the day immediately following the pricing date through the determination date.  The reference index adjustment factor will be calculated and subtracted from the equity component and zero-coupon bond component on a pro rata basis at the end of each day after effecting any reallocation on that day.  If at any time the allocation of the index to the equity component is zero, the reference index adjustment factor will not apply.

A “daily leverage charge” will apply if the hypothetical investment in the equity component is leveraged through the use of hypothetical borrowed funds.  The daily leverage charge will increase the amount of leverage daily by the interest expense deemed to have been incurred on those funds, which will equal the amount of the leverage component outstanding on the applicable day multiplied by the federal funds rate on that day plus 0.95%, divided by 360.  This deemed expense will reduce the level of the reference index on each day that the reference index includes a leverage component.

The reallocation of hypothetical funds in the reference index is effected by hypothetical sales and purchases of the equity component and/or the zero-coupon bond component, sometimes supplemented by hypothetical borrowings represented by the leverage component.  While the calculation agent will generally use the net asset value of the Class D shares of the Fund in calculating the hypothetical purchases and sales of the equity component in any such reallocation, the calculation agent will deduct a redemption fee of 2%, under the Fund’s current rules related to short-term trading, from the sale proceeds on hypothetical sales of the Class D shares of the Fund (in connection with the hypothetical sales of the equity component) if any Class D shares of the Fund are ever required to be sold under the reallocation procedures within seven days of purchase, taking into account that, under the current rules of the Fund, the longest held shares are deemed to be sold first, or any other then-current redemption fee related to short-term trading in effect at such time with respect to the Class D shares of the Fund (any such redemption fee, a “short-term trading fee”) from the sale proceeds.  In calculating the proceeds from hypothetical sales of the zero-coupon bond component, the calculation agent will use prices on the lower  side of the applicable bid/offer spread, while in calculating the amount of additional zero-coupon bond components hypothetically purchased in any such reallocation, the calculation agent will use prices on the higher side of the applicable bid/offer spread.  Consequently, you will bear the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the zero-coupon bond component described above and you may bear the cost of any short-term trading fee on the sale proceeds of the Class D shares of the Fund in the hypothetical sale of the equity component if the reallocation procedures were to ever require such short-term trading, which, in each case, will be reflected in corresponding reductions in the value of the reference index.

You will also indirectly bear the cost of the Fund’s operating expenses (which are estimated to be 1.59% per annum of the average daily net assets of the Class D shares of the Fund, and which include monthly advisory fees, estimated to be 1.10% per annum of the average daily net assets of the Class D shares of the Fund, paid to the Investment Adviser, which is an affiliate of ours) with respect to the hypothetical currency-based investment in the Class D shares of the Fund.  The Fund’s operating expenses are reflected in the net asset value of the Class D shares of the Fund.  The advisory fee for the Fund, with a base of 1.10% per annum of the average daily net assets of the Class D shares of the Fund, is subject to upward or downward adjustment depending on the performance of the Fund, which would affect the overall Fund operating expenses.  The Investment Adviser pays the Sub-Adviser on a monthly basis a portion of the net advisory fees it receives.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as calculation agent for us with respect to the securities.  As calculation agent, MS & Co. will determine the supplemental redemption amount, if any, you will receive at maturity, the reference index closing value, the closing value of Class D shares of the Fund, the intraday value of Class D shares of the Fund, the closing value of the equity component and zero-coupon bond component, the amount of the leverage component, the reference index adjustment factor, the daily leverage charge and the related determinations of the distributions on the Class D shares of the Fund.

The securities will be treated as contingent payment debt instruments for U.S. federal income tax purposes
The securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the securities even though no stated interest will be paid on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities will be treated as ordinary income.  Please read the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation” and the sections called “United States Federal Taxation — Tax Consequences to U.S. Holders – Notes – Optionally Exchangeable Notes” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” in the accompanying prospectus supplement.

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders” as well as the section of the accompanying prospectus supplement called “United States Federal Taxation – Tax Consequences to Non-U.S. Holders.”  Non-U.S. investors should note that, due to uncertainty with regard to the tax treatment of the securities, U.S. withholding tax could apply to payments on the securities held by a non-U.S. investor.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

Where you can find more information on the securities
The securities are senior notes issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated July 24, 2007 and the prospectus dated January 25, 2006.  We describe the basic features of this type of note in the section of the prospectus supplement called “Description of Notes” and the section of the prospectus called “Description of Debt Securities.”

Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the securities, you should read the “Description of Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in securities in the section called “Risk Factors.”  The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Securities—United States Federal Income Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to obtain information about the reference index
You may contact your broker or your local Morgan Stanley branch office to obtain information about the current value of the reference index and the current allocation of the index components in the reference index.

RISK FACTORS

The securities are unsecured debt of Morgan Stanley and investing in the securities is not equivalent to investing directly in the reference index or any of the index components.  Although the calculation of the payment to you at maturity, if any, on the securities is linked to the performance of the reference index and the equity component, Morgan Stanley is not required to make any investment in the reference index or any of the index components.  The performance of the reference index and of each index component is based solely on hypothetical investments and borrowings.  This section describes the most significant risks relating to the securities.  You should carefully consider, in addition to the information set forth in this pricing supplement, the information in the Fund prospectus, including, without limitation, information under “The FX Alpha Plus Strategy Portfolio—Principal Risks” and “The FX Alpha Plus Strategy Portfolio—Additional Risk Information.”  Prospective holders are further advised that the contents of the Fund prospectus, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part of this pricing supplement.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities may not pay more than the principal amount at maturity
If the reference index final value is less than or equal to the threshold value, the supplemental redemption amount will be zero and you will receive only the principal amount of $10 for each security you hold at maturity.  The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

Unlike ordinary debt securities, the securities do not pay interest	Unlike ordinary debt securities, the securities will not pay interest.

Over time less than the initial 90%, and possibly none, of the reference index may be allocated to the equity component
The formula that determines the index component allocations is designed so that the value of the reference index should equal at least 100 on the determination date, including upon the occurrence of a defeasance event, as described in this pricing supplement.  Certain economic or market factors, such as low interest rates or  declines or insufficient gains in the value of the equity component, will cause the allocation to the zero-coupon bond component to increase.  Any allocation of the reference index to the zero-coupon bond component will reduce the allocation to the equity component and therefore the extent to which the reference index will participate in the performance of the equity component.  The appreciation, if any, of the reference index above the threshold level is dependent upon the equity component within the reference index.  In other words, it is possible that the value of the equity component may increase during the term of the securities, but that the level of the reference index, and consequently the amount of the supplemental redemption amount, may reflect little, if any, of that increase.

Reference index reallocation procedures may adversely impact the supplemental redemption amount
Investing in the securities is not the same as a direct investment in any of the index components, because the reference index changes its allocation among the index components whenever a reallocation determination event occurs.  The timing of the reallocations among the index components can adversely affect the level of the reference index on the determination date, which will in turn adversely affect the supplemental redemption amount.  For example, any reduction of the equity component as a percentage of the reference index means that subsequent increases in the value of the equity component will have less positive impact on the value of the reference index, because there will be less of the equity component to drive the increase.  Consequently, as the percentage of the reference index represented by the equity component decreases, it takes a greater increase in the value of the Fund before a reallocation determination event will occur that will shift the allocation of the reference index back into a greater hypothetical investment in the equity component.  Moreover, if the allocation to the equity component is reduced to zero during the term of the securities, that allocation will remain at zero for the remaining term of the securities and your payment on the maturity date will be limited to the

$10 principal amount per security and a small supplemental redemption amount, if any.  As shown in the tables and graphs provided under “Description of Securities—Additional Terms of the Securities—Hypothetical Simulated Data on the Reference Index,” a hypothetical investment in the securities during the illustrative five year periods beginning on October 1, 2000, April 1, 2001, October 1, 2001, April 1, 2002 and October 1, 2002 resulted in simulated supplemental redemption amounts in a range from $1.678 to $2.902 per security.

In addition, changes in the asset allocation of the reference index are effected through hypothetical purchases and sales of the equity component and zero-coupon bond component in such a way that the level of the reference index is reduced because of the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the zero-coupon bond component and, possibly, the cost of any short-term trading fee in connection with the hypothetical sales of the equity component.  Therefore, the frequency of reallocation determination events will affect the level of the reference index on the determination date.

The use of leverage may adversely affect the supplemental redemption amount
The formula that determines the index component allocations allows up to 150% exposure to the equity component under certain circumstances, with any exposure above 100% financed by the use of the leverage component.  Although the leverage component offers the potential for increases in the reference index value that are greater than corresponding increases in the value of an unleveraged investment in the equity component, leverage also entails a higher degree of risk: any downward movement in the value of the equity component will result in a correspondingly larger reduction in the reference index.  In addition, the daily leverage charge associated with the allocation to the leverage component will reduce the level of the reference index daily.

Costs associated with your investment in the securities will reduce the supplemental redemption amount
Your return on the securities will reflect the deduction of certain costs of investing in the securities.  These costs include explicit charges that will be reflected in reductions in the value of the reference index over the term of the securities, by means of the reference index adjustment factor and the daily leverage charge.  The reference index will also be reduced as a consequence of effecting hypothetical purchases and sales of the zero-coupon bond component at opposite sides of the applicable bid/offer spread in the course of reallocations of the index components and, under certain circumstances, possibly effecting hypothetical sales of the equity component incurring a short-term trading fee.  The cost of the Fund’s operating expenses with respect to the hypothetical currency-based investment in the Class D shares of the Fund will also be reflected in the net asset value of the Class D shares of the Fund and, correspondingly, in the value of the reference index.  In addition, there is an implicit sales charge paid upon the purchase of the securities because the initial value of the reference index will be set at 97, which is below the threshold value of 100.  The net effect of these costs will be to decrease the reference index final value.  Accordingly, the supplemental redemption amount payable to you at maturity will be less than it would have been absent these costs.  In order for you to receive a supplemental redemption amount, the value of the reference index will have to increase sufficiently to overcome the offsetting effect of all these costs.

There may be delays between the determination of a reallocation determination event and reallocation of hypothetical funds which could adversely affect the level of the reference index
The calculation agent will determine whether a reallocation determination event has occurred, and, if so, a new targeted equity exposure, at the beginning of each index business day based on the values of the reference index, the equity component and the buffer at the close of business on the previous index business day.  However, any necessary reallocation will be effected at the close of business on the index business day on which the calculation agent makes the determination.  As a result:

•  the calculation agent may determine that a reallocation determination event has occurred even if the values of the reference index, the equity component and the bond floor at the time the reallocation is effected would not result in a reallocation determination event;

•  in the event of a reallocation that would increase the equity component, the reference index may not participate as fully in any appreciation of the equity component that occurs between the determination of a reallocation determination event and the resulting reallocation; and

•  the calculation agent may effect a greater or lesser allocation to the equity component than otherwise would be required if the occurrence of a reallocation determination event were determined by the calculation agent at the end of the same index business day on which the reallocation was effected.

The ability of the calculation agent to effect a reallocation upon a 10% decline in the net asset value of the Class D shares of the Fund may not prevent significant losses in the value of the reference index

If, at any time during any index business day, the estimated net asset value of the Class D shares of the Fund, as determined by the calculation agent, declines from its closing net asset value on the previous index business day by 10% or more, the calculation agent will determine a new targeted equity exposure and reallocate the hypothetical funds among the index components so that the percentage of the reference index hypothetically invested in the equity component is as close as reasonably practicable to the new targeted equity exposure.  However, effecting this hypothetical reallocation at the close of any such day may not prevent significant losses in the value of the reference index.

The securities will not be listed
The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. currently intends to act as a market maker for the securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily.  Because we do not expect that other market makers to participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.  The return of your principal is guaranteed only if you hold the securities to maturity.

Market price of the securities influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•  the value of the reference index and the index components at any time,

• the net asset value of the Class D shares of the Fund at any time,
• the volatility (frequency and magnitude of changes in value) of the Class D shares of the Fund,
• interest and yield rates in the market,
• geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the Fund or currency markets generally and that may affect the reference index final value,
• the volatility of the currencies to which the Fund has exposure relative to the U.S. dollar,

• the time remaining to the maturity of the securities and whether and when a defeasance event has occurred, and
• our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the principal amount if at the time of sale or on an earlier date the value of the reference index is at, below or not sufficiently above the threshold value, or if the allocation to the equity component in the reference index has decreased to zero.

You cannot predict the future performance of the reference index, the index components or the Class D shares of the Fund or the level of interest rates based on their historical performance.  We cannot guarantee that the reference index final value will be higher than the threshold value so that you will receive at maturity an amount in excess of the principal amount of the securities.  See the Fund prospectus for more information regarding the Class D shares of the Fund.

Intervention in the currency markets by the countries issuing the currencies to which the Fund has exposure could materially and adversely affect the value of the securities
Specific currency exchange rates are volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the currencies to which the Fund has exposure, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the securities in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any currency to which the Fund has exposure should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the currencies to which the Fund has exposure or the U.S. dollar, or any other currency.

Suspension or disruptions of market trading in the currencies the Fund has exposure to may adversely affect the value of the securities
The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the exchange rates of the relevant currencies and, therefore, the value of the securities and could contribute to the occurrence of a defeasance event or otherwise adversely affect the supplemental redemption amount, if any, paid at maturity.

The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Class D shares of the Fund
MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the Class D shares of the Fund.  However, the calculation agent will not make an adjustment for every event that could affect the Class D shares of the Fund.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

The brokerage firm through which you hold your securities and your broker may have economic interests that are different from yours
In addition to the commission paid at the time of the initial offering of the securities, commissions will be paid on an annual basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased securities in the initial offering and who continue to hold their securities.  These additional commissions will accrue (on non-index business days, as well as on index business days) at an annual rate of 0.25% of the issue price per security for each day that hypothetical funds are allocated to the equity component on the basis of a 365-day year from and including the day immediately following the pricing date to and excluding the maturity date.  We expect that the brokerage firm through which you hold your securities will pay a portion of these additional proceeds to your broker.

As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours.  As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to hold the securities because they will not receive the annual commission for the current year or for future years if you sell your securities.  You should take the above arrangements and the potentially different economic interests they create into account when considering whether to make, or continue holding, an investment in the securities.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the securities.  In addition, the Fund, the Investment Adviser, the Sub-Adviser and MS & Co., the calculation agent, are each affiliates of ours.  The Fund is responsible for restrictions on purchases of the shares of the Fund and fees regarding purchases and sales of the shares of the Fund, as well as for ongoing operations and maintenance of the Fund.  The actions and judgments of the Fund and the Investment Adviser may affect the value of the Fund and, consequently, the net asset value of the Class D shares of the Fund and, accordingly, the value of the securities.

The Fund, the Investment Adviser and MS & Co. are under no obligation to consider your interests as an investor in the securities and will not do so.

As calculation agent, MS & Co. will calculate the supplemental redemption amount, if any, you will receive at maturity.  MS & Co. will also make determinations with respect to the reference index closing value, the closing value of the Class D shares of the Fund, the intraday value of the Class D shares of the Fund, the security multiplier, the equity component value, the zero-coupon bond component value, the reference index adjustment factor and the daily leverage charge.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity.  See the sections of this pricing supplement called “Description of Securities—Market Disruption Event.”

The issue price of the securities includes the agent’s commissions.  In addition, the reference index is subject to an adjustment factor as long as the reference index includes any allocation to the equity component.  The adjustment factor reduces the value of the reference index and the equity component to the benefit of the calculation agent in order to fund the ongoing commissions and the costs of hedging our obligations under the securities.  The affiliates through which we hedge our obligations under the securities expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our and our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Class D shares of the Morgan Stanley FX Alpha Plus Strategy Portfolio or USD swap rates

MS & Co. and other affiliates of ours have carried out and will continue to carry out hedging activities related to the securities (and to other instruments linked to the Fund or currencies), including trading in Class D shares of the Fund, in the currencies held by the Fund and in USD interest rate swaps, as well as in other instruments our affiliates may choose to use in connection with such hedging.  MS & Co. and some of our other subsidiaries also trade the currencies in which the Fund may invest, other financial instruments related to these currencies and USD interest rate swaps on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial value of the Class D shares of the Fund and, as a result, could have increased the value at which the Class D shares of the Fund must close before you would receive a payment at maturity that exceeds the principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the Fund and USD swap rates on the determination date and, accordingly, the amount of cash you may receive at maturity.

The Class D shares of the Morgan Stanley FX Alpha Plus Strategy Portfolio may be replaced in the equity component by the alternative asset under certain circumstances
If purchasing the Class D shares of the Fund is or will be restricted, or fees (other than any short-term trading fee) on the sales or purchases of the Class D shares of the Fund are or will be imposed for more than three consecutive trading days, or the Fund is or will be liquidated or otherwise terminated or the Class D shares of the Fund are or will be eliminated, each of which we refer to as a substitution event, the hypothetical investment in the Class D shares of the Fund will be replaced in the equity component by a hypothetical investment in the shares of an alternative asset, and the value of the securities could be adversely affected.  Please see the section of this pricing supplement called “Description of Securities—Substitution Event” and “—Alternative Asset” for more information on the restrictions that would trigger a substitution event and on the alternative asset.

Hypothetical purchases and sales of the Class D shares of the Fund by the calculation agent are deemed to be subject to the terms and conditions outlined in the then-current Fund prospectus.  The Fund prospectus currently allows the Fund to restrict purchases of the shares of the Fund based on the frequency or dollar amount of previous purchases or sales.  If this restriction were to be enacted in such a manner as to prevent the calculation agent from effecting hypothetical purchases of the Fund for the securities, the calculation agent would not effect a reallocation of exposure where a reallocation event may be deemed to have occurred.  In these instances, the calculation agent would deem that no reallocation event has occurred and no reallocation of the index components would be required until such restrictions were lifted.

In addition, while the current Fund prospectus does not contain provisions for the imposition of fees on sales or purchases of the Class D shares of the Fund, other than any short-term trading fee, the Fund reserves the right to amend the Fund prospectus and therefore may decide to include such provisions in the future.

Should the Fund restrict purchases of Class D shares of the Fund as noted above, or should the Fund prospectus be amended to provide for such imposition of fees other than any short-term trading fee, the calculation agent may be prevented from effecting hypothetical purchases of the Class D shares of the Fund upon the determination of a reallocation determination event as anticipated by the reallocation procedures or from effecting hypothetical sales or purchases of the Class D shares of the Fund at the expected cost and accordingly may deem that a reallocation determination event has not occurred and no reallocation of the index components is required until such restrictions are lifted or such fees are no longer assessed.

If the calculation agent determines that such purchasing restrictions or fee provisions have been effected for more than three consecutive trading days, or will continue for more than three consecutive trading days, the calculation agent will, on the first trading day on which the Class D shares of the Fund can be sold, effect a notional sale of all of the Class D shares of the Fund and the net proceeds of such sale shall be used to notionally acquire the alternative asset.  If a reallocation is delayed because of such purchasing restrictions or fee provisions, or if the calculation agent is unable to effect a notional sale of the Class D shares of the Fund or is delayed in notionally purchasing the alternative asset, then the securities may incur a significant loss in value.

In calculating the hypothetical sale of the Class D shares of the Fund at the time of a substitution event, the calculation agent will deduct all redemption fees of any kind that would be assessed by the Fund at such time from the sale proceeds on hypothetical sales of the Class D shares of the Fund.  The calculation agent will also take into account any commissions or fee assessed with respect to the hypothetical purchase of the alternative asset, if applicable.  Consequently, you will bear the costs associated with the hypothetical sale of the Class D shares of the Fund and the hypothetical purchase of the alternative asset, which will be reflected in corresponding reductions in the value of the reference index at the time of the substitution event.  Additionally, in calculating the hypothetical purchases and sales of the equity component in any reallocation subsequent to the substitution event, the calculation agent will take into account any commissions or fees, if applicable, applied to the hypothetical sale and purchase of the alternative asset and reflect such costs, if applicable, in corresponding reductions in the value of the reference index.  Accordingly, you will bear such costs as well.

You should also read the “The FX Alpha Plus Strategy Portfolio—Principal Risks” and “The FX Alpha Plus Strategy Portfolio—Additional Risk Information” in the Fund prospectus
This pricing supplement does not relate to the Fund.  Before making your investment decision, you should read and carefully consider, the information under “The FX Alpha Plus Strategy Portfolio—Principal Risks” and “The FX Alpha Plus Strategy Portfolio—Additional Risk Information” set forth in the Fund prospectus.  Prospective holders are further advised that the contents of the Fund prospectus, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part of this pricing supplement.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Security” refers to each $10 principal amount of any of our Protected Fund-Linked Securities Due November 30, 2012, Based on the Performance of the 2007-3 Fund Dynamic Reference Index.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$9,900,000

Pricing Date	November 23, 2007

Original Issue Date (Settlement Date)	November 30, 2007 (5 Business Days after the Pricing Date)

Maturity Date	November 30, 2012

Specified Currency	U.S. Dollars

CUSIP Number	617475124

Minimum Denominations	$10

Issue Price	$10 (100%)

Coupon Payments	NONE

Payment at Maturity

Payment at Maturity
At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to each $10 principal amount of each Security an amount in cash equal to $10 plus the Supplemental Redemption Amount, if any, each as determined by the Calculation Agent.  See “Supplemental Redemption Amount” below.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to DTC, of the amount of cash to be delivered with respect to each $10 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date.  We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

Supplemental Redemption Amount
The Supplemental Redemption Amount will be equal to (i) $10 times (ii) the Reference Index Percent Change; provided that the Supplemental Redemption Amount will not be less than zero.  The Calculation Agent will calculate the Supplemental Redemption Amount on the Determination Date.

Reference Index Percent Change	The Reference Index Percent Change is a fraction, the numerator of which will be the Reference Index Final Value minus the Threshold Value and the denominator of which will be the

Threshold Value. The Reference Index Percent Change is described by the following formula:

Reference Index Initial Value	97

Threshold Value	100

Reference Index Final Value	The Reference Index Closing Value on the Determination Date, as calculated by the Calculation Agent.

Reference Index Closing Value
The Reference Index Closing Value on any Index Business Day will be the Reference Index Closing Value calculated by the Calculation Agent based on the values of the Index Components at the regular weekday close of trading on that Index Business Day as described in “The Reference Index—Determination of the Reference Index Closing Value” below.

The Reference Index Closing Value on any day that is not an Index Business Day will equal the Reference Index Closing Value on the previous day minus the Reference Index Adjustment Factor and the Daily Leverage Charge (each as defined in “The Reference Index—Index Components” below), if any, for that day.  The Reference Index Closing Value will be otherwise unaffected by any changes in the values of the Index Components (as defined in “The Reference Index” below) that might occur on a non-Index Business Day.

You may contact your broker or your local Morgan Stanley branch office to obtain information about the Reference Index Closing Value and the current allocation of the Index Components in the Reference Index.

Index Business Day
Any day that the New York Stock Exchange LLC (“NYSE”) is open on which the net asset value of the Class D shares of the Fund (or the closing price of a share of the Alternative Asset, if applicable) is calculated and published.

Determination Date
The Determination Date will be November 23, 2012, which is the fifth scheduled Business Day before the Maturity Date, subject to adjustment for non-Index Business Days or Market Disruption Events as described in the following paragraph.

If the scheduled Determination Date is not an Index Business Day or if a Market Disruption Event occurs on such date, the Determination Date will be the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred, or the scheduled Index Business Day is not an Index Business Day, on each of the scheduled Index Business Days immediately succeeding the scheduled Determination Date up to, and including, the third scheduled Index Business Day, the Calculation Agent will determine the Reference Index Closing Value on such third succeeding scheduled Index Business Day (i)

if such third succeeding scheduled Index Business Day is not an Index Business Day, as described in the second paragraph under “—Reference Index Closing Value” above and (ii) if such third succeeding scheduled Index Business Day is an Index Business Day but a Market Disruption Event occurs on such date, as described in the first paragraph under “—Reference Index Closing Value” above, provided that in determining the value of the Class D shares of the Fund, the Calculation Agent will use its good faith estimate of the net asset value of such shares on such date.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the American Stock Exchange LLC, The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

The Reference Index

Reference Index
The Reference Index is a dynamic composite index that tracks the performance of hypothetical investments in two assets and a liability.  The two assets are (i) the “Equity Component,” which represents a hypothetical $100 equity investment in the Class D shares of the Fund and (ii) the “Zero-Coupon Bond Component,” which represents the value of a hypothetical $100 face value zero-coupon bond maturing on the scheduled Determination Date.  The liability, which we refer to as the “Leverage Component,” represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the allocation to the Equity Component in the Reference Index.  We collectively refer to the Equity Component, the Zero-Coupon Bond Component and the Leverage Component as the “Index Components.”  The initial allocations of the hypothetical funds in the Reference Index to the Index Components on the Pricing Date are 90% to the Equity Component, 10% to the Zero-Coupon Bond Component and 0% to the Leverage Component.

The Calculation Agent will adjust the allocations of the hypothetical funds in the Reference Index from the Pricing Date to and including the Determination Date upon each occurrence of a Reallocation Determination Event or an Underlying Security Reallocation Event (each as defined below), each in accordance with the Reference Index Reallocation Procedures described below.  Upon the occurrence of a Defeasance Event (as defined below), the Calculation Agent will allocate all of the hypothetical funds to the Zero-Coupon Bond Component for the remaining term of the Securities.  See “—Reallocations of the Index Components—Reallocation Determination Events,” “—Reference Index Reallocation Procedures,” “—Underlying Security Reallocation Event” and “—Defeasance Event” below.

The Index Components

The Equity Component and the Equity Component Closing Value.  The Equity Component represents the value over the term of the Securities of an initial $100 hypothetical currency-based investment in the Class D shares of the Fund.

As more fully explained in the following paragraphs, we track the value of the Equity Component over time based on the performance of the initial $100 hypothetical currency-based investment in the Class D shares of the Fund as such amount is increased or decreased by changes in the value of the Class D shares of the Fund and taking into account the hypothetical reinvestment of any distributions made by the Fund on the Class D shares represented in the Equity Component at the time of such distribution during the term of the securities.  We refer to this hypothetical $100 investment as one “unit” of the Equity Component when we calculate the Reference Index Closing Value, as described below.  See the definition of the Security Multiplier in the definition of “Underlying Fund Closing Value” below.

The “Equity Component Closing Value” on any Index Business Day will be determined by the Calculation Agent based upon the the Underlying Fund Closing Value, as determined by the Calculation Agent on such Index Business Day.

The initial value of the Equity Component is 100.  The initial allocation to the Equity Component is 90% of the Reference Index Initial Value and was determined on the Pricing Date based on the Targeted Equity Exposure as calculated on the Pricing Date.

The “Underlying Fund Closing Value” on any Index Business Day will equal the Fund Closing Value (or the closing price of a share of the Alternative Asset, if applicable) on that Index Business Day times the Security Multiplier.  The “Security Multiplier” is 9.98004, which is equal to 100 divided by the Fund Closing Value on the Pricing Date, which was $10.02, and will be subsequently adjusted as described in the immediately succeeding paragraph and under “—Antidilution Adjustments” below.

On the declaration date of any distribution on the Class D shares of the Fund that is declared from and including the Original Issue Date to and including the scheduled Determination Date, the Security Multiplier will be adjusted so that the new Security Multiplier equals the then current Security Multiplier plus a fraction, the numerator of which is the product of (x) the amount of such distribution per one Class D share times (y) the then current Security Multiplier and the denominator of which is the net asset value of one Class D share on such declaration date.

The Zero-Coupon Bond Component and the Zero-Coupon Bond Component Closing Value. The Zero-Coupon Bond Component represents the value of a hypothetical $100 face value zero-coupon bonds investment.

The “Zero-Coupon Bond Component Closing Value” on any Index Business Day will be determined by the Calculation Agent and will be based upon the value of a $100 face value investment in a zero-coupon bond maturing on the scheduled Determination Date with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  We refer to the hypothetical $100 face value investment as one “unit” of the Zero-Coupon Bond Component when we calculate the Reference Index Closing Value, as described below.  The Zero-Coupon Bond Component will not bear any interest.  The initial allocation to the Zero-Coupon Bond Component is 10% of the Reference Index Initial Value.

“USD swap rates” at any time on any day means the per annum fixed rate that would be payable at such time in order to receive 3 month LIBOR (reset quarterly) for a specified term, as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date.

The Leverage Component and the Daily Leverage Charge.  Each incremental increase in the Leverage Component, if any, represents the value of $1 of hypothetical borrowings used to increase the percentage of the Reference Index deemed to be invested in the Equity Component when the Targeted Equity Exposure exceeds 100%.  The initial allocation of the Leverage Component to the Reference Index is 0%.  See “—Reallocations of the Index Components—Targeted Equity Exposure” below.

The “Daily Leverage Charge” represents the deemed interest expense incurred on each calendar day to the extent the hypothetical investment in the Equity Component is leveraged on that day or, if that day is not an Index Business Day, on the immediately preceding Index Business Day and will equal (i) the Leverage Component, as increased by any previous Daily Leverage Charge amounts, on such day times (ii) the federal funds rate on such day plus 0.95%, divided by (iii) 360.  The Daily Leverage Charge will reduce the Reference Index Closing Value on each day to the extent that the Reference Index then includes a Leverage Component.

The Calculation Agent will determine such federal funds rate in accordance with the procedures described under “Description of Debt Securities—Base Rates—Federal Funds Rate Debt Securities” in the accompanying prospectus.

Determination of the Reference Index Closing Value

Determination of the Reference Index Closing Value.  The Reference Index Closing Value on any Index Business Day will be equal to the sum of (i) the Equity Component Closing Value times the number of units of Equity Component then included in the allocation to the Equity Component in the Reference Index plus (ii) the Zero-Coupon Bond Component Closing Value times the number of units of Zero-Coupon Bond Component then included in the allocation to the Zero-Coupon Bond Component in the Reference Index minus (iii) the value of the Leverage

Component, if any, taking into account the Daily Leverage Charge on the Leverage Component for such day, minus (iv) one day’s pro rata portion of the Reference Index Adjustment Factor, if the Reference Index then includes any allocation to the Equity Component, in each case as determined by the Calculation Agent on such Index Business Day.

The “Reference Index Adjustment Factor” is equal to 1.75% per annum, and will accrue and be applied daily (on non-Index Business Days, as well as on Index Business Days), if the Reference Index then includes any allocation to the Equity Component, to reduce the Reference Index Closing Value on the basis of a 365-day year from and including the day immediately following the Pricing Date to and including the Determination Date.  The Reference Index Adjustment Factor will be calculated and subtracted from the Equity Component and Zero-Coupon Bond Component on a pro rata basis at the end of each day after effecting any reallocation on that day.

When we use the term “unit” in connection with the Equity Component and the Zero-Coupon Bond Component, we mean the number, or fraction, of such investment units then represented in the allocation to those Index Components.  For example, if the Reference Index Initial Value is 97 and if the allocation to the Equity Component were set at 105% on the Pricing Date, that would mean that the allocation to the Equity Component would have a value of 101.85 in the Reference Index; if the value of one Equity Component unit on the Pricing Date were 100, then, the number of units of Equity Component on that day would be 101.85/100 or 1.0185.  The number of units represented by the different Index Components at any time will be tracked by the Calculation Agent and is a technical aspect of the Reference Index methodology.  You can obtain the value of the Reference Index on any day from the Calculation Agent.  See “Summary of Pricing Supplement—How to obtain information about the reference index.”

Reallocations of the Index Components

A reallocation of the hypothetical funds invested in the Index Components that constitute the Reference Index at any time will occur upon a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event, as described below.

Reallocation Determination Events. A “Reallocation Determination Event” with respect to the Reference Index will occur and a reallocation of the hypothetical funds will be effected by the Calculation Agent in accordance with the Reference Index Reallocation Procedures on any Index Business Day during which no Market Disruption Event or Trading Restriction occurs if at the close of business on the immediately preceding Index Business Day during which no Market Disruption Event or Trading Restriction occurred, the difference between the Reference Index Closing Value and the Bond Floor as a percentage of the value of the allocation to the Equity Component, which we refer to as the

“Gap Ratio,” is outside a range of 15% to 25%, which we refer to as the “Target Gap Risk Range.”

The “Bond Floor” for any date will equal the U.S. dollar value of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Bond Floor is compared to the Reference Index Value in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity.

If the Gap Ratio is below the Target Gap Risk Range, indicating that the exposure to the Equity Component is outside the preferred risk tolerance of the Reference Index, the Index Reallocation Procedures require a reduction of the allocation to the Equity Component down to the Targeted Equity Exposure (as defined below).  If the Gap Ratio is above the Target Gap Risk Range, indicating a suboptimal exposure to the Equity Component, the Index Reallocation Procedures require an increase of the allocation to the Equity Component up to the Targeted Equity Exposure.

The “Targeted Equity Exposure” for any date will equal the Buffer times the Multiple, as described by the following formula:
Targeted Equity Exposure = Buffer x Multiple

provided that the Targeted Equity Exposure will not be less than zero or greater than 150%.
The “Multiple” will be equal to 5.0.
The “Buffer” for any date will equal the percentage by which the Last Reference Index Value exceeds the Bond Floor (as defined below), as described by the following formula:

provided that the Buffer will not be less than zero.

The “Last Reference Index Value” will be equal to the Reference Index Closing Value as determined by the Calculation Agent as of the time required by the Reference Index Reallocation Procedures described below.

Underlying Security Reallocation Event.  An Underlying Security Reallocation Event will occur on any Index Business Day on which no Market Disruption Event or Trading Restriction occurs if, at any time during such day, the estimated net asset value of the Class D shares of the Fund, as determined by the Calculation Agent, has declined from the previous Fund Closing Value by 10% or more.  Upon the occurrence of an Underlying Security Reallocation Event, the Calculation Agent will determine the

Targeted Equity Exposure on the basis of intraday values of the Buffer, as determined by the Calculation Agent in its sole discretion, and reallocate the hypothetical funds tracked by the Reference Index on such Index Business Day on the basis of the closing values of the Equity Component and Zero-Coupon Bond Component, as determined by the Calculation Agent in its sole discretion, so that the allocation to the Equity Component is as close as reasonably practicable to the Targeted Equity Exposure.  This reallocation will be effected even if a Reallocation Determination Event has not otherwise occurred, and, if a Reallocation Determination Event was determined to have occurred at the beginning of such Index Business Day, the reallocation of hypothetical funds determined in connection with that Reallocation Determination Event will be disregarded.

“Fund Closing Value” means, on any Index Business Day, the net asset value of the Class D shares of the Fund (or the closing price of a share of the Alternative Asset, if applicable), published at the regular weekday close of trading on that Index Business Day.

The Fund Closing Value will reflect and, consequently, you will indirectly bear the cost of the Fund’s operating expenses (which are estimated to be 1.59% per annum of the average daily net assets of the Class D shares of the Fund, and which include monthly advisory fees, estimated to be 1.10% per annum of the average daily net assets of the Class D shares of the Fund, paid to the Investment Adviser, which is an affiliate of ours) with respect to the hypothetical currency-based investment in the Class D shares of the Fund.  The Fund’s operating expenses are reflected in the net asset value of the Class D shares of the Fund.  The advisory fee for the Fund, with a base of 1.10% per annum of the average daily net assets of the Class D shares of the Fund, is subject to upward or downward adjustment depending on the performance of the Fund, which would affect the overall Fund operating expenses.  The Investment Adviser pays the Sub-Adviser on a monthly basis a portion of the net advisory fees it receives.

You can review the historical Fund Closing Values in the section of this pricing supplement called “—Historical Information on the Fund.”  The historical values of the Class D shares of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the Fund Closing Value on the Determination Date.

Defeasance Event. A “Defeasance Event” will be deemed to have occurred if in testing whether a Reallocation Determination Event has occurred or following an Underlying Security Reallocation Event, the Calculation Agent determines that the Buffer is less than 1%.  Upon the occurrence of a Defeasance Event, all of the hypothetical funds will be allocated to the Zero-Coupon Bond Component for the remaining term of the Securities.

If, at the time of a Defeasance Event, the amount resulting from the hypothetical sale of the Equity Component added to the value of the Zero-Coupon Bond Component in the Reference Index is

greater than the Bond Floor, then that excess amount will nevertheless be allocated to the Zero-Coupon Bond Component and the Reference Index will track the value of the Zero-Coupon Bond Component including this additional excess amount for the remaining term of the Securities.  Following a Defeasance Event, the payment at maturity per Security will be limited to the $10 principal amount plus a small supplemental redemption amount if such an excess amount is allocated to the Zero-Coupon Bond Component.

The Calculation Agent will notify the holders of the Securities if a Defeasance Event has occurred within ten Business Days of the occurrence of such Defeasance Event.

Reference Index Reallocation Procedures.  On each Index Business Day during which no Market Disruption Event or Trading Restriction occurs, the Calculation Agent will test whether a Reallocation Determination Event has occurred based on the values of the Index Components at the close of business on the preceding Index Business Day during which no Market Disruption Event or Trading Restriction occurred.  If a Reallocation Determination Event has occurred, and unless an Underlying Security Reallocation Event or a Defeasance Event occurs on the day the Calculation Agent makes the test, the Calculation Agent will reallocate the hypothetical funds in the Reference Index on the day of such test based on the value of the Index Components at the close of trading on such day so that the percentage allocation of hypothetical funds to the Equity Component is equal to the Targeted Equity Exposure.

Reallocations following a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event involve hypothetical sales and/or purchases of amounts of the Equity Component and the Zero-Coupon Bond Component and, under some circumstances, taking on or paying off the hypothetical borrowed funds represented by the Leverage Component.  The amount of the Equity Component and/or Zero-Coupon Bond Component to be hypothetically sold or purchased will be determined by the Calculation Agent on each Index Business Day on which the Calculation Agent has determined that a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event has occurred.  Such hypothetical sales and purchases will be effected at the values of the Equity Component and the Zero-Coupon Bond Component at the close of business on the date of reallocation.

If the reallocation results in an increased allocation to the Equity Component, the reallocation will first involve the hypothetical sale of all or a portion of the Zero-Coupon Bond Component and the hypothetical purchase of an additional amount of the Equity Component with the proceeds of the sale.  Any purchase of an additional amount of the Equity Component that cannot be effected through the sale of the Zero-Coupon Bond Component will be effected using the Leverage Component, by increasing the Leverage Component by the amount necessary to purchase the required additional amount of Equity Component, subject to the maximum Targeted Equity Exposure.

While the Calculation Agent will generally use the net asset value of the Class D shares of the Fund in calculating the hypothetical purchases and sales of the Equity Component in any such reallocation, the Calculation Agent will deduct a redemption fee of 2%, under the Fund’s current rules related to short-term trading, from the sale proceeds on hypothetical sales of the Class D shares of the Fund (in connection with the hypothetical sales of the Equity Component) if any Class D shares of the Fund are ever required to be sold under the reallocation procedures within seven days of purchase, taking into account that, under the current rules of the Fund, the longest held shares are deemed to be sold first, or any other then-current redemption fee related to short-term trading in effect at such time with respect to the Class D shares of the Fund (any such redemption fee, a “Short-Term Trading Fee”) from the sale proceeds.  In calculating the proceeds from hypothetical sales of the Zero-Coupon Bond Component, the Calculation Agent will use prices on the lower side of the applicable bid/offer spread, while in calculating the amount of additional Zero-Coupon Bond Components hypothetically purchased in any such reallocation, the Calculation Agent will use prices on the higher side of the applicable bid/offer spread.  Consequently, you will bear the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the Zero-Coupon Bond Component described above and you may bear the cost of any Short-Term Trading Fee on the sale proceeds of the Class D shares of the Fund in the hypothetical sale of the Equity Component if the reallocation procedures were to ever require such short-term trading which, in each case, will be reflected in corresponding reductions in the value of the Reference Index.

If the reallocation results in a decreased percentage of hypothetical funds allocated to the Equity Component, the reallocation will involve the hypothetical sale of all or a portion of the Equity Component.  The hypothetical proceeds of this sale will be used first to reduce any allocation to the Leverage Component to zero and then to make hypothetical purchases of additional amounts of the Zero-Coupon Bond Component.

In addition, if at any time the amount allocated to the Equity Component falls to zero, such allocation will remain at zero for the remaining term of the Securities and the Reference Index Reallocation Procedures described in this pricing supplement will no longer apply.

For examples of hypothetical reallocations of the Index Components pursuant to the Reference Index Reallocation Procedures, see “Annex B––Hypothetical Allocations.”

Additional Terms of the Securities

Book Entry Note or Certificated Note
Book Entry.  The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Securities.  Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book entry Securities, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))

Agent	Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”)

Antidilution Adjustments
If the Class D shares of the Fund are subject to a stock split or reverse stock split, then once such split has become effective, the Security Multiplier will be adjusted to equal the product of the prior Security Multiplier and the number of shares issued in such stock split or reverse stock split with respect to one Class D share of the Fund.

No adjustment to the Security Multiplier pursuant to the preceding paragraph will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Substitution Event
A Substitution Event will occur (i) on the fourth consecutive Trading Day on which any Trading Restriction occurs, (ii) on any Trading Day, upon the initial occurrence of a Trading Restriction, on which the Calculation Agent determines that such Trading Restriction will continue for more than three consecutive Trading Days, (iii) on the Trading Day immediately prior to the date on which any Trading Restriction is scheduled to occur, if the Calculation Agent becomes aware of a scheduled Trading Restriction and determines that such scheduled Trading Restriction will continue for more than three consecutive Trading Days, (iv) on the first Trading Day on which the Discontinuance of the Fund (as defined below) occurs or (v) on the Trading Day immediately prior to the date on which the Discontinuance of the Fund is scheduled to occur, if the Calculation Agent becomes aware of and determines that the scheduled Discontinuance of the Fund will occur.

Upon the occurrence of a Substitution Event, on the first Trading Day (including the Trading Day on which the Substitution Event occurs) on which the Calculation Agent determines that the Class D shares of the Fund may be sold and shares of the Alternative Asset may be purchased, the Calculation Agent will effect a notional sale of all of the Class D shares of the Fund and the net proceeds of such sale will be used to notionally acquire shares of the Alternative Asset (the “Substitution Date”).  In calculating the hypothetical sale of the Class D shares of the Fund at the time of a Substitution Event, the Calculation Agent will deduct all redemption fees of any kind that would be assessed by the fund at such time from the sale proceeds on hypothetical sales of the Class D shares of the Fund.  The Calculation Agent will also take into account any fee applied to the hypothetical purchase of shares of the Alternative Asset, if applicable.  Consequently, you may bear such costs associated with the hypothetical sale of the Class D shares of the Fund and the hypothetical purchase of shares of the Alternative Asset, which will be reflected in corresponding reductions in the value of the Reference Index at the time of the Substitution Event.

On the Substitution Date, the hypothetical investment in the Class D shares of the Fund will be deemed to be replaced in the Equity Component by a hypothetical investment in shares of the Alternative Asset and a corresponding adjustment to the Security Multiplier will be made by the Calculation Agent.  Any subsequent Underlying Fund Closing Value will be determined by reference to the published closing price of a share of the Alternative Asset at the regular weekday close of trading on the Trading Day that any Underlying Fund Closing Value is to be determined and any reference to the Class D shares of the Fund in this pricing supplement shall be deemed to refer to shares of the Alternative Asset.  Subsequently, in calculating the hypothetical purchases and sales of the Equity Component in any reallocation, the Calculation Agent will take into account any fee or commissions, if applicable, applied to the hypothetical sale and purchase of shares of the Alternative Asset and reflect such costs in corresponding reductions in the value of the Reference Index.

Within three Trading Days of the Substitution Date, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Securities.  We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Trading Restriction. A Trading Restriction in respect of the Class D shares of the Fund will occur if, on any Trading Day prior to the scheduled Determination Date:

(1)(a) the Fund exercises its authority to restrict purchases of any Class D shares of the Fund, whether due to its determination that the party attempting to purchase additional shares has engaged in excessive trading of such shares, or otherwise; or

(b) the Fund prospectus provides for or is amended to provide for either (i) restrictions on purchases of the Class D shares of the Fund or (ii) the imposition of fees on sales or purchases of the Class D shares of the Fund other than any Short-Term Trading Fee, and such restrictions or fees are implemented; and

(2) the Calculation Agent determines, in its sole discretion, that any event described in clause (1)(a) or (1)(b) above materially interferes with its ability or the ability of any of its affiliates to unwind or adjust all or a material portion of the hedge position in the Class D shares of the Fund, or the cost to it or its affiliates of any such unwind or adjustment, with respect to the Securities.

Discontinuance of the Fund.  A Discontinuance of the Fund will occur if, on any Trading Day prior to the scheduled Determination Date, the Fund is liquidated or otherwise terminated or the Class D shares of the Fund are eliminated.

The occurrence of a Substitution Event may adversely affect the value of the Securities.
Market Disruption Event
Market Disruption Event means the Fund (i) is unable, or otherwise fails, to issue a net asset value for any series of shares of the Fund within one hour of the close of business on the NYSE (generally, 4:00 p.m., New York City time) or (ii) suspends redemption of any series of shares of the Fund, in each case as determined by the Calculation Agent in its sole discretion.

Alternate Exchange Calculation
in Case of an Event of Default
In case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable for each Security upon any acceleration of the Securities (the “Acceleration Amount”) will be determined by the Calculation Agent and shall be equal to the $10 principal amount per Security plus the Supplemental Redemption Amount, if any, determined using the Reference Index Closing Value as of the date of such acceleration as the Reference Index Final Value.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to any Reference Index Closing Value, Equity Component Closing Value, Zero-Coupon Bond

Component Closing Value, Reference Index Adjustment Factor, Daily Leverage Charge, the Reference Index Final Value, the Fund Closing Value, the intraday net asset value of the Class D shares of the Fund, the Security Multiplier and the Supplemental Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Reference Index Closing Value, Fund Closing Value, the intraday net asset value of the Class D shares of the Fund, the Security Multiplier, the Reference Index Final Value, the Reference Index Percent Change, the Supplemental Redemption Amount or whether a Market Disruption Event has occurred.  See “—Market Disruption Event” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Fund
The Fund is the Morgan Stanley FX Alpha Plus Strategy Portfolio, which is managed by affiliates of ours and which generally invests in currency spot, forward and non-deliverable forward transactions involving currencies selected based on a proprietary quantitative currency selection process.  The Fund also invests in money market instruments to generate income and to serve as collateral for the Fund’s investments in currency transactions.  The investment adviser to the Fund is Morgan Stanley Investment Advisors Inc. (the “Investment Adviser”) and the sub-adviser to the Fund is Morgan Stanley Investment Management Limited (the “Sub-Adviser”).  Subject to the supervision of the Board of Trustees of the Fund, the Investment Adviser, together with the Sub-Adviser, is responsible for managing the day-to-day operations and investment decisions of the Fund.  The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares.  The actions and judgments of the Fund and of the Investment Adviser and the Sub-Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Class D shares of the Fund and, accordingly, the value of the Securities.

The Fund prospectus is attached to this pricing supplement.  We have derived all information contained in this pricing supplement regarding the Fund from the Fund prospectus.  Such information reflects the policies of, and is subject to change by the Fund.  The

Fund, the Investment Adviser and the Sub-Adviser will have no obligation in connection with the issuance and the performance of the Securities.  The Fund prospectus is not a part of this pricing supplement and is not incorporated by reference into this pricing supplement.

As a prospective purchaser of a Security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

The Securities have not been passed on by the Fund, the Investment Adviser or the Sub-Adviser as to their legality or suitability.  The Securities are not issued, endorsed, sold or promoted by the Fund, the Investment Adviser or the Sub-Adviser.  The Fund, the Investment Adviser and the Sub-Adviser make no warranties and bear no liability with respect to the Securities.

Historical Information on the Fund
The following table sets forth the published high and low Fund Closing Values of, as well as any distributions made on, the Class D shares of the Fund for each quarter since the inception of the Fund on August 15, 2007.  The Fund Closing Value on November 23, 2007 was $10.02.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The historical values of the Class D shares of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the Fund Closing Value on the Determination Date.

Class D shares of the Fund	High	Low	Distributions
2007
Third Quarter (from August 15, 2007)	10.07	9.92	––
Fourth Quarter (through November 23, 2007)	10.06	9.88	––

Hypothetical Simulated Data on the
Reference Index
The following tables and graphs set forth hypothetical simulated levels of the Reference Index at the end of each month during five different five-year periods beginning on October 1, 2000, April 1, 2001, October 1, 2001, April 1, 2002 and October 1, 2002.  The hypothetical performance of the Reference Index is based entirely on simulated data for the performance of the Equity Component derived from the simulated application to historical foreign exchange rates and interest rates of the Investment Adviser’s proprietary currency investment strategy and risk parameters, pursuant to which it currently makes investments for the Fund.  This hypothetical simulated information has been calculated as if the Reference Index existed during the relevant periods, although it did not, and is based solely on the simulated application of the investment strategy: it should not be taken as actual historical performance or as an indication of the future performance of the Reference Index over the term of the Securities or the actual total payment on the Maturity Date of the Securities.  WE CAN GIVE YOU ABSOLUTELY NO ASSURANCE THAT THE SECURITIES WILL PAY ANY SUPPLEMENTAL REDEMPTION AMOUNT AT MATURITY.

The following hypothetical simulated information has been calculated by the Calculation Agent on the same basis as the Reference Index will be calculated.  However, the calculations used to determine the hypothetical simulated closing levels of the Reference Index contain necessary assumptions, estimates and approximations that may not be reflected in the calculation of the level of the Reference Index over the term of the Securities, including the principal assumptions set forth below.  As a result, the following hypothetical simulated values of the Reference Index may be different than they would have been if those assumptions had not been made and those estimates and approximations had not been necessary to calculate these hypothetical simulated values.

The calculations assume that:
• the Reference Index was created on the first Business Day of each five-year period with a level of 97;

•  the initial allocations to the Equity Component and Zero-Coupon Bond Component are different in each example and were obtained based on the Targeted Equity Exposure as determined at the beginning of each five-year period;

•  the simulated hypothetical distributions in respect of the hypothetical Class D shares of the Fund were made semi-annually in June and December and were hypothetically reinvested in the Equity Component on the declaration date of the respective distributions; and

•  reallocations between the Equity Component and Zero-Coupon Bond Component were effected in reference to the hypothetical simulated performance described above and at the mid-swap rates (rather than at the offered-swap rates which will be used for hypothetical purchases of the Zero-Coupon Bond Component, or the bid-swap rates which will be used for hypothetical sales of the Zero-Coupon Bond Component, in order to effect a reallocation) for the Zero-Coupon Bond Component.

The following hypothetical simulated values have not been verified by an independent third party.  Swap rates used to calculate the hypothetical historical Zero-Coupon Bond Component were taken from Bloomberg.  Please also see “Risk Factors––Reference index reallocation procedures may adversely impact the supplemental redemption amount” above.

Five-Year Period Beginning October 1, 2000	2000 Reference Index Level	2001 Reference Index Level	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level
January	–	100.78	109.81	115.20	118.03	122.49
February	–	102.21	110.62	115.03	118.74	123.19
March	–	105.13	111.42	113.89	118.95	123.96
April	–	106.33	112.28	115.70	118.42	124.71
May	–	107.15	112.63	116.68	118.25	126.05
June	–	108.56	113.01	117.22	118.62	126.78
July	–	108.48	112.49	116.53	119.85	127.39
August	–	108.87	112.93	116.64	120.14	127.88
September	–	108.37	113.14	117.22	120.44	129.03
October	98.18	109.75	113.44	116.64	120.66	–
November	99.59	110.02	114.73	116.84	120.57	–
December	99.71	109.55	114.77	117.40	121.14	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $2.902.  The total return on your investment per Security for this five-year period would have been equal to 29.02% of the principal amount.
Five-Year Period Beginning April 1, 2001	2001 Reference Index Level	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level
January	–	100.70	105.89	107.82	110.05	116.22
February	–	101.33	105.97	108.46	110.39	116.79
March	–	101.95	105.24	108.70	110.77	116.78
April	97.78	102.61	106.40	107.82	111.34	–
May	98.45	102.90	107.44	107.61	112.14	–
June	99.56	103.19	107.71	107.76	112.60	–
July	99.55	103.12	106.59	108.54	112.95	–
August	99.88	103.74	106.51	108.94	113.28	–
September	99.54	104.21	107.51	109.05	113.98	–
October	100.61	104.45	106.81	109.22	114.87	–
November	100.84	105.20	106.82	108.96	115.46	–
December	100.50	105.65	107.41	109.29	115.64	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $1.678.  The total return on your investment per Security for this five-year period would have been equal to 16.78% of the principal amount.

Five-Year Period Beginning October 1, 2001	2001 Reference Index Level	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level
January	–	97.80	102.88	105.26	107.64	113.82
February	–	98.48	103.25	105.95	107.95	114.35
March	–	98.68	102.58	106.24	108.34	114.32
April	–	99.53	103.77	105.23	108.95	114.78
May	–	99.87	104.93	105.01	109.80	114.68
June	–	100.29	105.19	105.21	110.27	115.71
July	–	100.30	103.91	106.02	110.57	116.72
August	–	100.84	103.81	106.51	110.91	117.95
September	–	101.45	104.91	106.62	111.59	118.43
October	98.09	101.63	104.17	106.83	112.45	–
November	97.97	101.90	104.18	106.52	113.06	–
December	97.55	102.81	104.81	106.87	113.23	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $1.843.  The total return on your investment per Security for this five-year period would have been equal to 18.43% of the principal amount.
Five-Year Period Beginning April 1, 2002	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level	2007 Reference Index Level
January	–	100.72	102.66	104.63	109.85	116.72
February	–	100.97	103.40	104.77	110.28	116.99
March	–	100.25	103.77	105.06	110.24	117.56
April	97.49	101.33	102.44	105.68	110.66	–
May	97.76	102.71	102.19	106.52	110.59	–
June	98.04	102.88	102.39	106.93	111.45	–
July	97.79	101.16	103.17	107.06	112.39	–
August	98.58	101.04	103.82	107.47	113.50	–
September	99.23	102.43	103.89	107.95	113.97	–
October	99.40	101.58	104.14	108.63	114.72	–
November	99.91	101.54	103.69	109.17	114.98	–
December	100.58	102.20	104.02	109.34	115.90	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $1.756.  The total return on your investment per Security for this five-year period would have been equal to 17.56% of the principal amount.

Five-Year Period Beginning October 1, 2002	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level	2007 Reference Index Level
January	–	98.26	100.66	102.96	108.48	115.51
February	–	98.78	101.42	103.10	108.92	115.81
March	–	98.10	101.81	103.40	108.82	116.34
April	–	99.24	100.45	104.08	109.24	116.93
May	–	100.64	100.20	105.00	109.10	117.90
June	–	100.83	100.44	105.45	110.00	118.95
July	–	99.03	101.28	105.53	111.02	119.51
August	–	98.95	101.97	106.04	112.23	119.67
September	–	100.33	102.07	106.47	112.72	120.21
October	97.09	99.49	102.34	107.20	113.48	–
November	97.22	99.51	101.90	107.78	113.74	–
December	98.30	100.14	102.27	107.95	114.68	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $2.021.  The total return on your investment per Security for this five-year period would have been equal to 20.21% of the principal amount.

Alternative Asset
The Alternative Asset will be the shares of the PowerShares DB G10 Currency Harvest Fund (the “Alternative Asset Fund”).  PowerShares Exchange-Traded Fund Trust (the “Alternative Asset Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the Alternative Asset Fund.  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return.  Information provided to or filed with the Commission by the Alternative Asset Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-102228 and 811-21265, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the shares of the Alternative Asset Fund.  We have derived all disclosures contained in this pricing supplement regarding the Alternative Asset Trust from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Alternative Asset Trust.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Alternative Asset Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the Alternative Asset Fund (and therefore the price of the shares of the Alternative Asset Fund at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Alternative Asset Fund or the Alternative Asset Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the Alternative Asset Fund.

We and/or our affiliates may presently or from time to time engage in business with the Alternative Asset Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Alternative Asset Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Alternative Asset Fund.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of the Alternative Asset Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the shares of the Alternative Asset Fund.

The Securities have not been passed on by the Alternative Asset Fund or the Alternative Asset Trust as to their legality or suitability.  The Securities are not issued, endorsed, sold or promoted by the Alternative Asset Fund or the Alternative Asset Trust.  The Alternative Asset Fund and the Alternative Asset Trust make no warranties and bear no liability with respect to the Securities.

Discontinuance of the Alternative Asset Fund; Alteration
of Method of Calculation
If the Alternative Asset Fund is liquidated or otherwise terminated (a “Liquidation Event”), the closing price of a share of the Alternative Asset for each Index Business Day following such Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return (or any successor index) on such Index Business Day (taking into account any material changes in the method of calculating the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of a share of the Alternative Asset and the denominator of which is the closing value of the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return (or any successor index), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of a share of the Alternative Asset was available.

If the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return is discontinued and the Calculation Agent is not able to find a successor or substitute index comparable to the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return, the Calculation Agent will compute the closing value of the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return in accordance with the formula for calculating such index last in effect prior to such discontinuance.

Notwithstanding these alternative arrangements, liquidation or termination of the shares of the Alternative Asset and the discontinuance of the publication of the Deutsche Bank G10 Currency Future Harvest IndexTM–– Excess Return may adversely affect the value of the Securities.

Use of Proceeds and Hedging	The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries.  The original issue price of the Securities includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities.  The cost of hedging is expected to be covered by the Reference Index Adjustment Factor, and it includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Securities by taking positions in the Class D shares of the Fund and in USD interest rate swaps.  Such purchase activity could have increased the value of the Class D shares of the Fund and, therefore, the value at which the Class D shares of the Fund must close on the Determination Date before you would receive at maturity a payment that exceeds the principal amount of the Securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities, including at the time of any reallocation of the Reference Index Components, on the dates of distributions on the Class D shares of the Fund and on the Determination Date, by purchasing and selling shares of the Fund and USD interest rate swaps that we may wish to use in connection with such hedging activities, including by purchasing and/or selling any such securities or instruments on the Determination Date.  We cannot give any assurance that our hedging activities will not affect the value of the Class D shares of the Fund and, therefore, adversely affect the value of the Class D shares of the Fund on the Determination Date, thereby adversely affecting the payment, if any, that you will receive at maturity.

Supplemental Information
Concerning Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement; provided that the price will be $9.95 per Security and the agent’s commissions will be $0.25 per Security for the purchase by any single investor of greater than or equal to $1,000,000 and less than $3,000,000 principal amount of Securities, the price will be $9.925 per Security and the agent’s commissions will be $0.225 per Security for the purchase by any single investor of greater than or equal to $3,000,000 and less than $5,000,000 principal amount of Securities and the price will be $9.90 per Security and the agent’s commissions will be $0.20 per Security for the purchase by any single investor of greater than or equal to $5,000,000 principal amount of Securities.  The Agent may allow a concession not in excess of the applicable sales commission to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  In addition to the commissions paid at the time of the initial offering of the Securities, the Agent expects to pay commissions on an annual basis to brokerage firms, which may include MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities.  These additional commissions will accrue (on non-Index Business Days, as well as on Index Business Days) at an annual rate of 0.25% of the Issue Price per Security for each day that hypothetical funds are allocated to the Equity Component on the basis of a 365-day year from and including the day immediately following the Pricing Date to and excluding the Maturity Date.  After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Securities against payment therefor in New York, New York on November 30, 2007, which will be the fifth scheduled Business Day following the Pricing Date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Securities initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities.  Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account.  The Agent must close out any naked short position by purchasing the Securities in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities in the open market to stabilize the price of the Securities.  Finally, the Agent expects to reclaim any selling concessions allowed to a dealer for distributing the Securities in the offering, if within 30 days of the offering the Agent repurchases previously distributed Securities in transactions to cover short positions or to stabilize the price of the Securities or otherwise.  Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Securities to the public in Hong Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Securities nor make the Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ERISA Matters for Pension Plans
and Insurance Companies
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) provides an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” (to be defined in regulations to be issued by the Secretary of the Department of Labor) in connection with the transaction (the so-called “service provider” exemption).

Because we may be considered a party in interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.

Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Securities on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.  The sale of any Securities to any Plan investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

United States Federal Income Taxation	Tax Consequences to U.S. Holders

The following summary is a general discussion of the U.S. federal income tax treatment of the Securities to a U.S. Holder and will depend on whether the “denomination currency” (as defined in the applicable Treasury regulations) of the Securities is the U.S. dollar.  We have determined that the denomination currency of the Securities is the U.S. dollar.  Accordingly, the Securities are not subject to the special rules described in the Treasury regulations governing nonfunctional currency contingent payment debt instruments.  The Securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called “United States Federal Taxation.”

Please read the discussions in the sections called “United States Federal Taxation – Tax Consequences to U.S. Holders – Notes – Optionally Exchangeable Notes” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” of the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Securities.  The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the “Tax Disclosure Sections.”

In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount (“OID”) as interest income on the Securities on a constant yield basis in each year that they hold the Securities, even though no stated interest will be paid on the Securities.  As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, as discussed in the accompanying prospectus supplement.  In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Securities will generally be treated as ordinary income.

The rate of accrual of OID on the Securities is the “comparable yield” as described in the Tax Disclosure Sections of the accompanying prospectus supplement.  We have determined that the “comparable yield” is a rate of 4.4304% per annum compounded semi-annually.  Based on the comparable yield, the “projected payment schedule” for a Security (assuming an issue price of $10) consists of a projected amount equal to $12.4504 due at maturity.

Based on the comparable yield set forth above, the following table states the amount of OID (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Securities) that will be deemed to have accrued with respect to a Security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year):

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2007	$0.0369	$0.0369
January 1, 2008 through June 30, 2008	$0.2223	$0.2593
July 1, 2008 through December 31, 2008	$0.2273	$0.4865

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
January 1, 2009 through June 30, 2009	$0.2323	$0.7188
July 1, 2009 through December 31, 2009	$0.2374	$0.9563
January 1, 2010 through June 30, 2010	$0.2427	$1.1990
July 1, 2010 through December 31, 2010	$0.2481	$1.4471
January 1, 2011 through June 30, 2011	$0.2536	$1.7007
July 1, 2011 through December 31, 2011	$0.2592	$1.9599
January 1, 2012 through June 30, 2012	$0.2649	$2.2248
July 1, 2012 through November 30, 2012	$0.2257	$2.4505

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ OID accruals and adjustments in respect of the Securities, and we make no representation regarding the actual amounts of payments that will be made on a Security.

Tax Consequences to Non-U.S. Holders

If you are a non-U.S. investor, please read the discussions under “United States Federal Taxation — Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Securities.  Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.  Such non-U.S. investors should consult their own tax advisors regarding the potential tax consequences of investing in the Securities.

Notwithstanding the treatment of the Securities as contingent payment debt instruments, there is uncertainty with regard to the tax treatment of the Securities.  Accordingly, U.S. withholding tax could apply to payments on a Security held by a Non-U.S. Holder.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Securities, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

INDEX OF DEFINED TERMS

Agent	PS-28
Alternative Asset	PS-38
Antidilution Adjustments	PS-28
Bond Floor	PS-24
Buffer	PS-24
Calculation Agent	PS-30
Daily Leverage Charge	PS-22
Defeasance Event	PS-25
Determination Date	PS-19
Discontinuance of the Fund	PS-30
Equity Component	PS-20
Equity Component Closing Value	PS-21
Fund	PS-31
Fund Closing Value	PS-25
Gap Ratio	PS-24
Investment Adviser	PS-31
Index Business Day	PS-19
Index Component	PS-20
Last Reference Index Value	PS-24
Leverage Component	PS-20
Market Disruption Event	PS-30
Multiple	PS-24
Payment at Maturity	PS-18
Pricing Date	PS-18
Reallocation Determination Events	PS-23
Reference Index	PS-20
Reference Index Adjustment Factor	PS-23
Reference Index Closing Value	PS-19
Reference Index Final Value	PS-19
Reference Index Initial Value	PS-19
Reference Index Percent Change	PS-18
Security Multiplier	PS-21
Short-Term Trading Fee	PS-27
Substitution Event	PS-28
Supplemental Redemption Amount	PS-18
Targeted Equity Exposure	PS-24
Target Gap Risk Range	PS-24
Trading Day	PS-20
Trading Restriction	PS-29
Trustee	PS-28
Underlying Fund Closing Value	PS-21
Underlying Security Reallocation Event	PS-24
Unit	PS-23
USD Swap Rates	PS-22
Zero-Coupon Bond Component	PS-20
Zero-Coupon Bond Component Closing Value	PS-22

ANNEX A

HYPOTHETICAL PAYMENTS AT MATURITY ON THE SECURITIES

At maturity, if the reference index final value is greater than the threshold value, for each $10 principal amount of securities that you hold you will receive a supplemental redemption amount in addition to the principal amount of $10.  The supplemental redemption amount will be calculated by the calculation agent on the determination date and is equal to (i) $10 times (ii) the percentage, if any, by which the reference index final value exceeds the threshold value.

Presented below is a hypothetical example showing how the payment on the securities at maturity, including the supplemental redemption amount, is calculated.

Example:

The reference index final value is 10% greater than the threshold value.

Reference index initial value:     97
Threshold value:                       100
Reference index final value:      110

In the example above, the total payment at maturity per Security would equal $11.00, which is the sum of the principal amount of $10 and a supplemental redemption amount of $1.00.

If the reference index final value is less than or equal to the threshold value, you will not receive any supplemental redemption amount and will receive only the return of your $10 principal amount at maturity.

You can review the hypothetical simulated values of the reference index for the five different five-year periods beginning on October 1, 2000, April 1, 2001, October 1, 2001, April 1, 2002 and October 1, 2002 in the section of this pricing supplement called “Description of Securities—Additional Terms of the Securities––Hypothetical Simulated Data on the Reference Index.”  You cannot predict the future performance of the reference index based on hypothetical simulated performance.

Although the Supplemental Redemption Amount and the payment due at maturity are calculated as described above, if the equity component is reduced to zero, the securities will not pay more than a small supplemental Redemption Amount, if any.

A-1

ANNEX B

HYPOTHETICAL ALLOCATIONS

The asset allocation of the reference index will fluctuate during the term of the securities based on, among other things, the performance of the equity component and interest rates.  If the equity component has declined in value or interest rates decline, some or all of the hypothetical funds may be allocated out of the equity component and into the zero-coupon bond component, in order to preserve the objective of the reference index to be at least equal to 100 on the determination date.  Only to the extent that hypothetical funds are allocated to the equity component, will the reference index participate in subsequent increases in the value of the Class D shares of the Fund represented by the equity component.

The following are seven hypothetical examples of the effects of reallocation determination events.  These hypothetical examples assume that the value of the reference index does not change between the determination of a reallocation determination event and the subsequent reallocation and that purchases and sales of the equity component and zero-coupon bond component are made without taking into account the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the zero-coupon bond component and the cost of any short-term trading fee in connection with the hypothetical sales of the equity component.

Example 1:

A reallocation determination event requires the entire value of the hypothetical funds to be allocated to the equity component.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 106.25	Reference Index Closing Value: 106.25
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 20% (20% = (106.25 – 85.00)/106.25)	Buffer: 20%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 100%	Targeted Equity Exposure: 100%
Gap Ratio: 26.56% (26.56% = (106.25 – 85)/80)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 80.00	Current Value of Allocation to Equity Component: 106.25
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 26.25	Component: 0.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the gap ratio is 26.56%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 100% (buffer times multiple or 20% times 5).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and purchases additional equity component, so that the exposure to the equity component will be equal to 100% of the reference index closing value.

Example 2:

A reallocation determination event requires the use of the leverage component to increase the allocation to the equity component to greater than 100% of the value of the reference index.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 109.00	Reference Index Closing Value: 109.00
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 22.02% (22.02% = (109.00 – 85.00)/109.00)	Buffer: 22.02%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 110.09%	Targeted Equity Exposure: 110.09%
Gap Ratio: 26.67% (26.67% = (109.00 – 85.00)/90.00)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 90.00	Current Value of Allocation to Equity Component: 120.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 19.00	Component: 0.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 11.00

In the example above, the gap ratio is 26.67%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred, and the calculation agent must determine the targeted equity exposure, which is 110.09% (buffer times multiple or 22.02% times 5).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and uses the leverage component to purchase additional equity component, so that the exposure to the equity component will be equal to 110.09% of the reference index closing value.

Example 3:

A reallocation determination event requires the use of the leverage component to increase the allocation to the equity component to 150% of the value of the hypothetical funds.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 125.00	Reference Index Closing Value: 125.00
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 32.00% (32.00% = (125.00 – 85.00)/125.00)	Buffer: 32.00%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 150%	Targeted Equity Exposure: 150%
Gap Ratio: 44.44% (44.44% = 125.00 – 85.00)/90.00)	Gap Ratio: 21.33%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 90.00	Current Value of Allocation to Equity Component: 187.50
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 35.00	Component: 0.00
Current Value of Allocation to Leverage Component: 00.00	Current Value of Allocation to Leverage Component: 62.50

In the example above, the gap ratio is 44.44%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 150% (buffer times multiple or 32% times 5, subject to a maximum of 150%).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and uses the leverage component to purchase additional equity component, so that the exposure to the equity component will be equal to 150% of the reference index closing value.

Example 4:

A reallocation determination event requires the allocation to the equity component to be reduced and the reduction of the leverage component to zero before increasing the allocation to the zero-coupon bond component.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 101.00	Reference Index Closing Value: 101.00
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 15.84% (15.84% = (101.00 – 85.00)/101.00)	Buffer: 15.84%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: approximately 79.21%	Targeted Equity Exposure: approximately 79.21%
Gap Ratio: 14.68% (14.68% = (101.00 – 85.00)/109.00)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 109.00	Current Value of Allocation to Equity Component: 80.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 0.00	Component: 21.00
Current Value of Allocation to Leverage Component: 8.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the gap ratio is 14.68%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 79.21% (buffer times multiple or 15.84% times 5).  To effect the reallocation then required, which is to decrease the exposure to the reference index to the equity component, the calculation agent hypothetically sells a portion of the equity component, using the hypothetical funds received to first reduce the leverage component to zero and then to purchase an amount of the zero-coupon bond component until the exposure to the equity component decreases to 79.21% of the reference index closing value.

Example 5:

A reallocation determination event requires the allocation to the equity component to be reduced and the allocation to the zero-coupon bond component to be increased.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 101.00	Reference Index Closing Value: 101.00
Bond Floor: 87.00	Bond Floor: 87.00
Buffer: 13.86% (13.86% = (101.00 – 87.00)/101.00)	Buffer: 13.86%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 69.31%	Targeted Equity Exposure: 69.31%
Gap Ratio: 14.74% (14.74% = (101.00 – 87.00)/95.00)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 95.00	Current Value of Allocation to Equity Component: 70.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 6.00	Component: 31.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the gap ratio is 14.74%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 69.31% (buffer times multiple or 13.86% times 5).  To effect the reallocation then required, which is to decrease the exposure to the reference index to the equity component, the calculation agent hypothetically sells a portion of the equity component and purchases additional zero-coupon bond component until the exposure to the equity component decreases to 69.31% of the reference index closing value.

Example 6:

A defeasance event occurs (because the buffer falls below 1%), requiring the allocation to the equity component to be reduced to zero.  The resulting amount of hypothetical funds from the hypothetical sale of the equity component added to the value of the zero-coupon bond component is greater than the bond floor.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 87.00	Reference Index Closing Value: 87.00
Bond Floor: 86.50	Bond Floor: 86.50
Buffer: 0.57% (0.57% = (87.00 – 86.50)/87.00)	Buffer: N/A Defeasance
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 2.87%	Targeted Equity Exposure: 0.00%
Gap Ratio: 16.67% (16.67% = (87.00 – 86.50)/3.00)	Gap Ratio: N/A Defeasance
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: N/A Defeasance
Current Value of Allocation to Equity Component: 3.00	Current Value of Allocation to Equity Component: 0.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 84.00	Component: 87.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the reference index closing value is 87.00 and the bond floor is 86.50, thereby decreasing the buffer to below 1% and causing a defeasance event.  As a result, the calculation agent hypothetically sells all of the remaining equity component and purchases an additional amount of the zero-coupon bond component with the hypothetical proceeds of such sale.  No hypothetical funds will be allocated to the equity component for the remaining term of the securities.

Example 7:

A defeasance event occurs, requiring the allocation to the equity component to be reduced to zero.  The resulting amount of hypothetical funds from the hypothetical sale of the equity component added to the value of the zero-coupon bond component is less than the bond floor.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 86.00	Reference Index Closing Value: 86.00
Bond Floor: 86.50	Bond Floor: 86.50
Buffer: –0.58% (-0.58% = (86.00 – 86.50/86.00)	Buffer: N/A Defeasance
Multiple: 5	Multiple: 5
Targeted Equity Exposure: -2.91%	Targeted Equity Exposure: 0.00%
Gap Ratio: -16.67% (-16.67% = (86.00 – 86.50)/3.00)	Gap Ratio: N/A Defeasance
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: N/A Defeasance
Current Value of Allocation to Equity Component: 3.00	Current Value of Allocation to Equity Component: 0.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 83.00	Component: 86.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the reference index closing value is 86.00 and the bond floor is 86.50, thereby decreasing the buffer to below 1% causing a defeasance event.  As a result, the calculation agent hypothetically sells all of the remaining equity component and purchases an additional amount of the zero-coupon bond component with the hypothetical proceeds of such sale.  No hypothetical funds will be allocated to the equity component for the remaining term of the securities.